UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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Farmers National Banc Corp.

(Name of Registrant as Specified In Its Charter)

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To Our Shareholders:
You are cordially invited to attend a Special Meeting of Shareholders (the “Special Meeting”) of Farmers National Banc Corp. (“Farmers” or the “Corporation”) to be held on Thursday, August 19, 2010 at 3:30 P.M., local time, at the St. Michael Family Life Center, 340 North Broad Street, Canfield, Ohio 44406.
The attached Notice of Special Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Special Meeting. We are asking you to consider two critically important proposals which, if adopted, will allow us to proceed with our proposed public offering of our common shares, which is needed to allow us to continue pursuing our profitable growth. Our directors unanimously support these actions.
Specifically, we are asking our shareholders to approve: (i) a proposal to amend Article XIII of our Articles of Incorporation, as amended, to eliminate pre-emptive rights as described in the accompanying Proxy Statement; and (ii) a proposal to amend Article II, Section 6 of our Amended Code of Regulations to provide that a quorum for purposes of shareholder meetings consist of not less than one-third of the common shares entitled to vote at the meeting.
We have experienced considerable growth in the last two years, achieving a 26% increase in net interest income and 74% growth in our non-interest income excluding security gains and impairments in 2009 compared to 2008. This has been an exceptional improvement in income at a time when many institutions were recording losses. Although we reduced our dividend to preserve capital due to the challenges of the recent economic crisis, and made significant contributions to our loan loss reserves, we were able to continue to grow during the economic crisis without seeking assistance from the federal government.
With regard to our first proposal, we believe that eliminating pre-emptive rights is critical to Farmers’ ability to efficiently obtain new capital on a timely basis. Farmers continues to experience significant growth and capital is required to fund that growth. We believe that continued growth and our continued focus on asset quality will allow us to add income producing assets that will provide increased returns to all shareholders. In a volatile market, we must be able to move quickly to raise capital when opportunities present themselves, and the need to comply with shareholder pre-emptive rights impairs our ability to do that effectively. In that regard, we have recently announced the filing of a registration statement on Form S-1 with the Securities and Exchange Commission for a proposed public offering of our common shares. If our shareholders do not approve the proposal to eliminate pre-emptive rights, we will not be able to proceed with that offering.
With regard to our second proposal, our Board of Directors (the “Board”) has determined that it is in the best interest of our shareholders to list our common shares on the Nasdaq Capital Market (the “Nasdaq”) instead of remaining on the Over-The-Counter Bulletin Board, and the proposal to change our quorum requirements is necessary for us to meet Nasdaq’s listing requirements. Our Board believes that listing on Nasdaq will provide our shareholders with greater value by creating opportunities for increased analyst coverage and institutional interest in our common shares. By capitalizing on these opportunities, we also anticipate that the Nasdaq listing will contribute to improved trading activity for our common shares and increased liquidity for our shareholders.
We believe that we are well positioned to continue our profitable expansion in our market area. In the current financial and regulatory environment, many of the larger financial institutions operating in our market area have shifted their focus away from business development and have focused on internal operational, capital and regulatory issues. At the same time, we believe that many community banks operating in our market area have been more adversely affected by the recession than we have. We believe that our performance based culture developed by our management team, our focus on customer service and our ability to provide local credit decisions, provide us with a significant opportunity to attract new customers.
We apologize for any confusion that was caused by the circulation of proxy materials for the shareholder meeting that was previously scheduled on June 17, 2010. We understand that the sheer number of proposals created some uncertainty amongst our shareholders. Consequently, we have limited the items we are presenting to our shareholders at the Special Meeting to those we believe are critically important to our long-term success. Your vote on these matters is important, regardless of the number of shares you own, and all shareholders are invited to attend the Special Meeting in person. However, whether or not you plan to attend the Special Meeting, it is important that your shares be represented, so we urge you to execute and return the enclosed proxy, or that you submit your proxy by telephone or Internet as soon as possible.
Sincerely,

[SIGNATURE]	[SIGNATURE]
Frank L. Paden	John S. Gulas
Executive Chairman of the Board and Secretary	President and Chief Executive Officer

20 SOUTH BROAD STREET
CANFIELD, OHIO 44406
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held Thursday, August 19, 2010
TO THE HOLDERS OF COMMON SHARES:
NOTICE IS HEREBY GIVEN that pursuant to a call of its Board of Directors, a Special Meeting of the Shareholders (the “Special Meeting”) of Farmers National Banc Corp. (“Farmers” or the “Corporation”) will be held at the St. Michael Family Life Center, 340 North Broad Street, Canfield, Ohio 44406, on August 19, 2010 at 3:30 P.M., local time, for the purpose of considering and voting upon the following matters:
1.	To amend Article XIII of the Articles of Incorporation, as amended, to eliminate pre-emptive rights as described in the accompanying Proxy Statement;
2.	To amend Article II, Section 6 of the Amended Code of Regulations, to provide that a quorum for purposes of a shareholder meeting consists of not less than one-third of the common shares entitled to vote at a meeting as described in the accompanying Proxy Statement; and
3.	To transact such other business as may properly come before the Special Meeting or any adjournment thereof.
Shareholders of record at the close of business on July 2, 2010 are the only shareholders entitled to notice of and to vote at the Special Meeting. Your Board of Directors recommends that you vote “FOR” each of proposals being presented at the Special Meeting.
By Order of the Board of Directors,
[SIGNATURE]
Frank L. Paden
Executive Chairman of the Board and Secretary
Canfield, Ohio
July 8, 2010
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.

20 SOUTH BROAD STREET
CANFIELD, OHIO 44406

PROXY STATEMENT

July 8, 2010
GENERAL INFORMATION
Time and Place of the Special Meeting
Farmers National Banc Corp. (“Farmers” or the “Corporation”) is furnishing this Proxy Statement to you in connection with the solicitation by the Board of Directors (the “Board”) of proxies to be used at a Special Meeting of Shareholders (the “Special Meeting”) to be held on August 19, 2010 at 3:30 P.M., local time, at the St. Michael Family Life Center, 340 North Broad Street, Canfield, Ohio 44406, and at any adjournments thereof. This Proxy Statement and the accompanying Notice of Special Meeting are being mailed to shareholders on or about July 8, 2010.
Purpose of the Special Meeting
Farmers is calling this Special Meeting to approve the proposed amendment to the Corporation’s Articles of Incorporation, as amended (the “Articles”), and to the Corporation’s Amended Code of Regulations (the “Code of Regulations”), which, if adopted, will allow us to proceed with a proposed public offering of Farmers’ common shares.
What matters will be voted upon at the Special Meeting?
Shareholders will be voting on the following matters:
1.	To amend Article XIII of the Articles to eliminate pre-emptive rights of shareholders upon the offering by Farmers of unissued common shares (“Proposal 1”).
2.	To amend Article II, Section 6 of the Code of Regulations to provide that a quorum for purposes of a shareholder meeting consists of not less than one-third of the shares entitled to vote at the meeting (“Proposal 2”).
Why does Farmers need to amend its Articles to eliminate pre-emptive rights?
Due to the continuing growth of the Farmers National Bank of Canfield (“Farmers Bank”), Farmers’ primary subsidiary, and the increase in Farmers Bank’s allowance for loan losses associated with current economic conditions, senior management of Farmers Bank and the Board have determined that higher levels of capital are appropriate. Farmers Bank’s primary regulator, the Office of the Comptroller of the Currency (the “OCC”), concurred with the Board’s view that additional capital would be beneficial in support of Farmers Bank’s continued growth and operations. As a result, effective February 2, 2010, the OCC proposed and Farmers Bank accepted the following individualized minimum capital requirements for Farmers Bank: (i) Tier I Capital to Adjusted Total Assets of 7.20%; and (ii) Total Capital to Risk-Weighted Assets of 11.00%. In order to meet, maintain and exceed these individualized minimum capital requirements and provide additional capital necessary to support the continued growth, Farmers has filed a registration statement with the Securities and Exchange Commission (the “Commission”) in connection with a proposed public offering of its common shares. At present, Farmers intends to use the net proceeds of such offering for general corporate purposes, including a capital contribution to Farmers Bank, which will use such amount for its general corporate purposes, including, but not limited to, improving its regulatory capital position, funding organic loan growth and pursuing long-term strategic opportunities.
However, the current Articles require that Farmers satisfy various pre-emptive rights in connection with its offering of common shares. Pre-emptive rights under Article XIII provide shareholders the right to subscribe for additional common shares if additional common shares are to be sold by Farmers for cash, under limited circumstances. The Board believes that the current pre-emptive rights provisions serve as a significant impediment to any sale of equity or convertible securities to investors, as the satisfaction of pre-emptive rights adds delay, cost and potential uncertainty to Farmers’ ability to raise capital. In addition, it is the opinion of the Board that the need to accommodate pre-emptive rights in a future equity offering makes such offering more costly and difficult, and places Farmers at a disadvantage in attracting potential investors.
In order to obtain capital on the most advantageous terms, it is imperative for Farmers to have available a wide variety of financing alternatives. By eliminating the pre-emptive rights provisions from the Articles, the Board believes that Farmers will be strengthened by an enhanced ability to negotiate favorable financing terms at potentially critical times in light of the then prevailing circumstances and market conditions. Consequently, the Board has determined that it would be in the best interests of Farmers and its shareholders to eliminate these pre-emptive rights, and the Board has adopted, subject to shareholders approval, an amendment to the Articles as set forth under Proposal 1 to amend Article XIII to eliminate pre-emptive rights. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT PRESENTED IN PROPOSAL 1.

What will happen if the proposed amendment to the Articles to eliminate pre-emptive rights is not adopted?
Failure by the shareholders to approve the proposed amendment set forth in Proposal 1 will prevent Farmers from accessing a potential source of capital under its proposed public offering and will diminish Farmers’ ability to timely and efficiently respond to current economic and financial conditions. In addition, if Farmers is unable to raise capital in a timely manner, it may be required to take actions to curtail growth in its business in order to comply with the OCC’s individualized minimum capital requirements for Farmers Bank.
Why does Farmers need to amend the Code of Regulations to modify the Corporation’s quorum requirements?
Currently, the Code of Regulations provides that the shareholders present in person or by proxy at any meeting for the determination of the number of directors or the election of directors, or for the consideration or action upon reports required to be laid before such meeting, constitutes a quorum. At any meeting called for any other purpose, however, the holders of common shares entitling them to exercise a majority of the voting power of the Corporation, present in person or represented by proxy, shall constitute a quorum.
Farmers’ common shares are currently quoted on the Over the Counter Bulletin Board (“OTCBB”) under the symbol “FMNB.OB.” Due to the continued growth of Farmers Bank, it is the opinion of the Board that the best interests of its shareholders will be served by seeking the listing of Farmers’ common shares on the Nasdaq Capital Market (“Nasdaq”). A listing on the Nasdaq will provide the opportunity for increased trading volume in Farmers’ common shares and increased institutional and market analyst coverage. On May 25, 2010, the Board authorized Farmers to file an application to list the Corporation’s shares on the Nasdaq.
In order to be eligible for listing on the Nasdaq, Nasdaq listing requirements provide that each company have a shareholder meeting quorum requirement that is not less than one-third of the outstanding shares of the company’s common voting shares. At present, Farmers’ Code of Regulations provides for a shareholder meeting quorum requirement, under certain circumstances, that is less than the minimum standard required by the Nasdaq. Consequently, on June 10, 2010, the Board adopted, subject to shareholders’ approval, an amendment to Article II, Section 6 of the Code of Regulations to provide that a quorum for purposes of shareholder meetings shall consist of not less than one-third of the common shares entitled to vote at the meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT PRESENTED IN PROPOSAL 2.
What will happen if the proposed amendment to the Code of Regulations is not adopted?
Failure by the shareholders to approve the proposed amendment set forth in the Proposal 2 will impede Farmers from seeking the listing of the Corporation’s common shares on the Nasdaq.
What are the voting requirements to approve the proposals discussed in this proxy statement?
The vote required to approve each of the proposals to be presented at the Special Meeting is as follows:

Proposal		Vote Required
•	PROPOSAL 1 — APPROVAL OF AMENDMENT TO ARTICLE XIII OF THE ARTICLES OF INCORPORATION	•	Proposal 1 to amend the Articles to eliminate pre-emptive rights requires the affirmative vote of the holders of common shares entitled to exercise at least two-thirds of the voting power of Farmers. Shareholders may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on Proposal 1. Abstentions and broker non-votes will have the same effect as votes against Proposal 1.

•	PROPOSAL 2 — APPROVAL OF AMENDMENT TO ARTICLE II, SECTION 6 OF THE CODE OF REGULATIONS	•	Proposal 2 to amend the Code of Regulations to amend the definition of a shareholder quorum requires the affirmative vote of the holders of common shares entitled to exercise at least two-thirds of the voting power of Farmers. Shareholders may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on Proposal 2. Abstentions and broker non-votes will have the same effect as votes against Proposal 2.

What constitutes a quorum for the Special Meeting?
Under the Code of Regulations, the holders of common shares entitling them to exercise a majority of the voting power of Farmers, present in person or represented by proxy, constitute a quorum. Based upon the number of common shares outstanding as of July 2, 2010, at least 6,788,441 common shares must be represented at the Special Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum.
Can the proxy materials be accessed electronically?
Compliant with rules adopted by the Commission, Farmers has elected to mail its shareholders a hard copy of all of its proxy materials as it has previously provided in the past. Shareholders may also obtain a copy of this proxy statement, as well as any amendments or supplements to this proxy statement for free over the Internet at Farmers’ website www.farmersbankgroup.com, along with directions to the Special Meeting or by calling the Corporation toll free at 1-888-988-3276. In addition, copies of the proxy materials may be requested by contacting Farmers’ proxy solicitor, Morrow & Co., LLC, toll free at 1-800-252-1959.
Voting Procedure
The Board has set July 2, 2010, as the “record date” for the Special Meeting. This means that only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the Special Meeting or any adjournment(s) or postponement(s) thereof. At the close of business on July 2, 2010, there were 13,576,880 common shares outstanding. Each common share entitles the holder to one vote on each proposal to be voted upon at the Special Meeting.
If your shares are registered directly in your name, you are considered the “shareholder of record” of those shares. Farmers has sent these proxy materials directly to all “shareholders of record.” Alternatively, if your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, which is sometimes called “street name,” then you are the “beneficial owner” of those shares, and these proxy materials were forwarded to you by that organization. The organization holding your shares is the shareholder of record for purposes of voting the shares at the Special Meeting. As the beneficial owner, you have the right to direct that organization how to vote the common shares held in your account by following the voting instructions the organization provides to you.
Shareholders of record may vote on matters that are properly presented at the Special Meeting in four ways:
•	By completing the accompanying proxy and returning it in the envelope provided;
•	By submitting your vote telephonically;
•	By submitting your vote electronically via the Internet; or
•	By attending the Special Meeting and casting your vote in person.
For the Special Meeting, Farmers is offering shareholders of record the opportunity to vote their shares electronically through the Internet or by telephone. Instead of submitting the enclosed proxy by mail, shareholders of record may vote by telephone or via the Internet by following the procedures described on the enclosed proxy. In order to vote via telephone or the Internet, please have the enclosed proxy in hand, and call the number or go to the website listed on the proxy and follow the instructions. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting through the Internet should understand that they may bear certain costs associated with Internet access, such as usage charges from their Internet service providers. The deadline for voting through the Internet or by telephone is 11:59 P.M., Eastern Time, on August 18, 2010.
If you hold your shares in street name, you should follow the voting instructions provided to you by the organization that holds your shares. If you plan to attend the Special Meeting and vote in person, ballots will be available. If your shares are held in the name of your broker, bank or other shareholder of record, you must bring a legal proxy from the shareholder of record indicating that you were the beneficial owner of the shares on July 2, 2010 in order to vote in person.
The common shares represented by each proxy that are properly executed and returned to Farmers will be voted in accordance with the instructions indicated in such proxy. If no instructions are indicated, shares represented by proxy will be voted “FOR” each of Proposals 1 and 2.

Proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by:
•	the execution of a later dated proxy with respect to the same common shares;
•	the execution of a later casted Internet or telephone vote with respect to the same common shares;
•	giving notice in writing to the Treasurer at Farmers National Banc Corp., 20 South Broad Street, Canfield, Ohio 44406; or
•	notifying the Treasurer in person at the Special Meeting.
If your shares are held in street name and you wish to revoke your proxy, you should follow the instructions provided to you by the record holder of your shares. If you wish to revoke your proxy in person at the Special Meeting, you must bring a legal proxy from the shareholder of record indicating that you were the beneficial owner of the shares on July 2, 2010. Attending the Special Meeting will not, by itself, revoke your proxy.
No officer or employee of Farmers may be named as a proxy. If you received two or more proxy forms because of a difference in addresses or registration of shareholdings, each should be executed and returned in order to assure a complete tabulation of shares. Farmers will appoint two employees to act as inspectors for the purpose of tabulating the votes cast by proxy. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the Special Meeting. The Board knows of no other business that will be presented for consideration at the Special Meeting other than the matters described in this Proxy Statement. If any other matters should come before the Special Meeting, the proxy holders will vote upon them in accordance with their best judgment.
Who is paying for the cost of this proxy solicitation?
Farmers will bear the cost for solicitation of proxies for the Special Meeting. Brokerage firms and other custodians, nominees and fiduciaries may be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. Farmers will, upon request, reimburse brokerage firms, and other custodians, nominees and fiduciaries for the execution of proxies and for their expenses in forwarding proxy material to their principals.
In addition to use of mails, proxies may be solicited by officers, directors, and employees of Farmers by personal interview, telephone or other forms of direct communication. Morrow & Co., LLC has been engaged to solicit proxies on behalf of Farmers for a fee, excluding expenses, of approximately $6,000.
Who could help answer my questions about these proxy materials, the Special Meeting or the procedures for voting my shares?
Shareholders who have questions about proxy materials or need additional copies or require assistance with the procedures for voting shares should contact Farmer’s proxy solicitor as follows:
Morrow & Co., LLC
470 West Avenue
Stamford, CT 06902
1-800-252-1959 (toll free)
or the Corporation as follows:
Investor Relations
Farmers National Bank
20 South Broad Street
PO Box 555
Canfield, Ohio 44406
1-888-988-3276 (toll free).

PROPOSAL NO. 1 — APPROVAL OF AMENDMENT TO ARTICLE XIII OF THE ARTICLES OF INCORPORATION
General
Under Proposal 1, Farmers is asking shareholders to consider and approve an amendment to the Articles to eliminate pre-emptive rights under Article XIII. Currently, upon the offering or sale by Farmers of common shares, the Corporation must provide shareholders with limited pre-emptive rights. Pre-emptive rights do not exist with respect to common shares that are offered or sold that are (i) treasury shares, (ii) issued as a share dividend, (iii) for consideration other than money, (iv) issued by the Board, (v) issued upon the conversion of convertible shares; (vi) issued as satisfaction of pre-emptive rights, or (vii) released from pre-emptive rights. In addition, no pre-emptive rights are provided if shares are issued in exchange for the outstanding securities of another corporation or if securities are issued pursuant to the terms of a dividend reinvestment plan.
Due to the continuing growth of Farmers Bank, Farmers primary subsidiary, and the increase in Farmers Bank’s allowance for loan losses associated with current economic conditions, senior management of Farmers Bank and the Board have determined that higher levels of capital are appropriate. Farmers Bank’s primary regulator, the OCC concurred with the Board’s view that additional capital would be beneficial in support of Farmers Bank’s continued growth and operations. As a result, effective February 2, 2010, the OCC proposed and Farmers Bank accepted the following individualized minimum capital requirements for Farmers Bank: (i) Tier I Capital to Adjusted Total Assets of 7.20%; and (ii) Total Capital to Risk-Weighted Assets of 11.00%. In order to raise the capital to meet, maintain and exceed these individual minimum capital requirements and provide additional capital necessary to support continued growth, Farmers has filed a registration statement with the Commission in connection with a proposed public offering of its common shares. At present, Farmers intends to use the net proceeds of such offering for general corporate purposes, including a capital contribution to Farmers Bank, which will use such amount for its general corporate purposes, including, but not limited to, improving its regulatory capital position, funding organic loan growth and pursuing long-term strategic opportunities.
However, the current Articles require that Farmers satisfy various pre-emptive rights in connection with its offering of common shares. Pre-emptive rights under Article XIII provide shareholders the right to subscribe for additional common shares if additional common shares are to be sold by Farmers for cash, under limited circumstances. The Board believes that the current pre-emptive rights provisions serve as a significant impediment to any sale of equity or convertible securities to investors, as the exercise of pre-emptive rights adds delay, cost and potential uncertainty to Farmers ability to raise capital. In addition, it is the opinion of the Board that the need to accommodate pre-emptive rights in a future equity offering makes such offering more costly and difficult, and places Farmers at a disadvantage in attracting potential investors.
In order to obtain capital on the most advantageous terms, it is imperative for Farmers to have available a wide variety of financing alternatives. By eliminating the pre-emptive rights provisions from the Articles, the Board believes that Farmers will be strengthened by an enhanced ability to negotiate favorable financing terms at potentially critical times in light of the then prevailing circumstances and market conditions. Consequently, the Board has determined that it would be in the best interests of Farmers and its shareholders to eliminate these pre-emptive rights, and the Board adopted, subject to shareholders’ approval, an amendment to the Articles as set forth under Proposal 1 to amend Article XIII to eliminate pre-emptive rights.
Failure by the shareholders to approve the proposed amendment will prevent Farmers from accessing a potential source of capital under its proposed public offering and will diminish Farmers’ ability to timely and efficiently respond to current economic and financial conditions. In addition, if Farmers is unable to raise capital in a timely manner, it may be required to take actions to curtail growth in its business in order to comply with the OCC’s individual minimum capital requirement for Farmers Bank.
Proposal
It is proposed that Article XIII of the Articles be amended to eliminate pre-emptive rights. If the proposal is approved by shareholders, new Article XIII of the Articles would read in its entirety as follows:
ARTICLE XIII:
Except as may be specifically designated by the Board of Directors pursuant to Article IV, no holder of shares of the corporation of any class, as such, shall have the pre-emptive right to subscribe for or to purchase any shares of any class of the corporation or any other securities of the corporation, including any warrant, right or option to any share or other security, whether such share or security of such class are now or hereafter authorized
Vote Required
The proposal to amend the Articles to eliminate pre-emptive rights requires the affirmative vote of the holders of common shares entitled to exercise at least two-thirds of the voting power of Farmers. Shareholders may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on Proposal 1. Abstentions and broker non-votes will have the same effect as votes against Proposal 1.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 1.

PROPOSAL NO. 2 — APPROVAL OF AMENDMENT TO ARTICLE II, SECTION 6 OF THE CODE OF REGULATIONS
General
The Board recommends that Article II, Section 6 of the Code of Regulations be amended to meet the minimum standard for compliance with the Nasdaq listing requirements.
Currently, the Code of Regulations provides that the shareholders present in person or by proxy at any meeting for the determination of the number of directors or the election of directors, or for the consideration or action upon reports required to be laid before such meeting, constitutes a quorum. At any meeting called for any other purpose, however, the holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or represented by proxy, shall constitute a quorum.
Farmers’ common shares are currently quoted on the OTCBB under the symbol “FMNB.OB.” Due to the continued growth of Farmers Bank, it is the opinion of the Board that the best interests of its shareholders will be served by seeking the listing of Farmers’ common shares on the Nasdaq. A listing on the Nasdaq will provide the opportunity for increased trading volume in Farmers’ common shares and increased institutional and market analyst coverage. On May 25, 2010, the Board authorized Farmers to file an application to list the Corporation’s shares on the Nasdaq.
In order to be eligible for listing on the Nasdaq, Nasdaq listing requirements provide that each company have a shareholder meeting quorum requirement that allows a quorum to be less than one third of the outstanding shares of the company’s common voting shares. At present, Farmers’ Code of Regulations provides for a shareholder meeting quorum requirement, under certain circumstances, that is less than the minimum standard required by the Nasdaq. Consequently, on June 10, 2010, the Board adopted, subject to shareholders’ approval, an amendment to Article II, Section 6 of the Code of Regulations to provide that a quorum for purposes of shareholder meetings shall consist of not less than one-third of the common shares entitled to vote at the meeting.
Failure by the shareholders to approve the proposed amendment set forth in the Proposal 2 will impede Farmers from seeking the listing of the Corporation’s common shares on the Nasdaq.
Proposal
It is proposed that that Article II, Section 6 of the Code of Regulations be amended to provide that a quorum for purposes of shareholder meetings shall consist of not less than one-third of the common shares entitled to vote at the meeting. If the proposal is approved by shareholders, new Article II, Section 6 of the Code of Regulations would read in its entirety as follows:
Section 6. QUORUM.
The shareholders present in person, by proxy, or by the use of communications equipment representing not less than one third of the outstanding voting stock shall constitute a quorum for such meeting, except when a greater proportion is required by law or the Articles of Incorporation.
At any meeting at which a quorum is present, all questions and business which shall come before the meeting shall be determined by the vote of the holders of a majority of such voting shares as are represented in person or by proxy, except when a greater proportion is required by law or the Articles of Incorporation.
The holders of a majority of the voting shares represented at any meeting, whether or not a quorum is present, may adjourn such meeting from time to time and from place to place without notice other than by announcement at the meeting, except when a greater proportion is required by law or the Articles of Incorporation.
Vote Required
The proposal to amend Article II, Section 6 of the Code of Regulations to provide that a quorum for purposes of shareholder meetings shall consist of not less than one-third of the common shares entitled to vote at the meeting requires the affirmative vote of the holders of common shares entitled to exercise at least two-thirds of the voting power of Farmers. Shareholders may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on Proposal 2. Abstentions and broker non-votes will have the same effect as votes against Proposal 2.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership as of June 30, 2010 of the common shares by: (i) each person Farmers believes beneficially holds more than 5% of the outstanding common shares (none); (ii) each director; (iii) each named executive officer; and (iv) all executive officers and all directors as a group. In addition, unless otherwise indicated, all persons named below can be reached at Farmers National Banc Corp., 20 South Broad Street, Canfield, Ohio 44406.

	Aggregate Number of		Percent of
Name	Shares Beneficially Owned (A)		Outstanding Shares
Benjamin R. Brown	65,356		*
Joseph D. Lane	267,408		1.97%
Ralph D. Macali	102,981		*
James R. Fisher	10,877		*
Frank L. Paden, President and CEO	49,330		*
Earl R. Scott	10,826		*
Anne Frederick Crawford	47,379		*
Ronald V. Wertz	106,965		*
Carl D. Culp, EVP & CFO	3,188		*
John S. Gulas, COO	5,021	(B)	*
Mark L. Graham, Senior VP	6,124		*
Kevin J. Helmick, Senior VP	2,360		*
All Directors and Executive Officers as a Group	677,815	(C)	4.99%

(*)	Represents less than 1% of Farmers’ issued and outstanding common shares as of June 30, 2010.

(A)	Information relating to beneficial ownership is based upon information available to Farmers and uses “Beneficial Ownership” concepts set forth in the rules of the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under such rules, Beneficial Ownership includes those shares over which an individual has sole or shared voting, and/or investment powers such as beneficial interest of a spouse, minor children, or other relatives living in the home of the named individual, trusts, estates and certain affiliated companies.

(B)	Includes 2,000 shares subject to options exercisable within 60 days of the record date for the Special Meeting.

(C)	Includes 49,330 shares held by Frank L. Paden; 3,188 shares held by Carl D. Culp; 5,021 shares held by John S. Gulas; 6,124 shares held by Mark L. Graham and 2,360 shares held by Kevin J. Helmick.

AVAILABLE INFORMATION
Farmers is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by Farmers can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission’s regional offices at 175 W. Jackson Blvd., Suite 900, Chicago, Illinois 60604. Copies of such material may be obtained by mail from the Public Reference Section of the Commission, 100 F. Street, N.E., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.
INCORPORATION OF CERTAIN FINANCIAL INFORMATION BY REFERENCE
The following documents and information filed by Farmers are hereby incorporated by reference herein:
•	Farmers’ Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Commission on March 16, 2010;
•	Farmers’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as filed with the Commission on May 10, 2010;
•	Farmers’ definitive proxy statement for the Annual Meeting of Shareholders held on April 13, 2010, as filed with the Commission on March 17, 2010; and
all documents subsequently filed by Farmers’ pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.
Farmers will provide upon oral or written request and without charge to each person to whom this proxy statement is delivered, including any beneficial owner, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). The public may read and copy any materials so filed with the Commission at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549 and/or obtain information on the operation of the public Reference Room by calling the Commission at 1-800-SEC-0330. Additionally, the Commission maintains an Internet site that contains reports and other information regarding registrants that file electronically with the Commission, which can be obtained at http://www.sec.gov. Written requests for documents should be directed to Farmers at:
Farmers National Bank of Canfield
20 South Broad Street
P. O. Box 555
Canfield, Ohio 44406
Attn: Carl D. Culp
(330) 533-3341
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
Crowe Horwath LLP has served as Farmers’ independent public accountant for the fiscal year ending December 31, 2009 and have served in such capacity since 2003. Crowe Horwath LLP is expected to have a representative present at the Special Meeting, will be available to respond to appropriate shareholder questions, and will have an opportunity to make a statement if they desire to do so.
SHAREHOLDER PROPOSALS
Any shareholder proposal intended to be placed in the proxy statement for the 2011 Annual Meeting to be held in April 2011 must be received by Farmers no later than November 19, 2010. Written proposals should be sent to Carl D. Culp, Executive Vice President and Treasurer, Farmers National Banc Corp., 20 South Broad Street, PO Box 555, Canfield, Ohio 44406. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the proxy rules of the Commission. Reference is made to Rule 14a-8 under the Exchange Act for information concerning the content and form of such proposal and the manner in which such proposal must be made.

SHAREHOLDERS SHARING AN ADDRESS
Farmers has adopted a procedure called “householding” which is approved by the Commission. Under this procedure, Farmers is delivering one copy of this proxy statement to multiple shareholders who share the same mailing address unless the Corporation has received contrary instructions from an affected shareholder. By adopting this procedure, Farmers will reduce its printing costs, mailing costs and fees. Shareholders will continue to receive separate proxy cards.
Farmers will promptly deliver without charge a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of the proxy statement was delivered upon receipt of an oral or written request. To receive a separate copy of the proxy statement, a shareholder may write or call the Corporation at:
Investor Relations
Farmers National Bank
20 South Broad Street
PO Box 555
Canfield, Ohio 44406
1-888-988-3276
OTHER BUSINESS
The Board does not know of any other business to be presented at the Special Meeting and does not intend to bring other matters before the Special Meeting. However, if any other matters properly come before the Special Meeting, it is intended that the persons named in the proxy will vote thereon according to their best judgment and interest of Farmers.
BY ORDER OF THE BOARD OF DIRECTORS,
[SIGNATURE]
Frank L. Paden
Executive Chairman of the Board
and Secretary
July 8, 2010

FARMERS NATIONAL BANC CORP.
ATTN: SUSAN E. BETTER
20 SOUTH BROAD STREET
P.O. BOX 555
CANFIELD, OH 44406
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M24728-Z52890	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FARMERS NATIONAL BANC CORP.

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

1. To approve an amendment to Article XIII of the Articles of Incorporation to eliminate pre-emptive rights. Please give your instructions by marking the box of your choosing.	☐	☐	☐

2.     To approve an amendment to Article II, Section 6 of the Code of Regulations to provide that a quorum for purposes of a shareholder meeting consists of not less than one-third of the shares entitled to vote at a meeting. Please give your instructions by marking the box of your choosing.
	☐	☐	☐

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

M24729-Z52890

FARMERS NATIONAL BANC CORP.
Special Meeting of Shareholders
August 19, 2010 3:30 PM
This proxy is solicited by the Board of Directors
The undersigned shareholder hereby appoints Barbara C. Fisher, Edward A. Ort and Robert N. Rusu, Jr. or any one of them (each with full power to act alone), my true and lawful attorney(s) with full power of substitution, to vote as designated on the reverse side of this ballot, all of the common shares of Farmers National Banc Corp. standing in my name on its books on July 2, 2010 that the shareholder is entitled to vote at the Special Meeting of its Shareholders to be held at the St. Michael Family Life Center, 340 North Broad Street, Canfield, Ohio 44406 on Thursday, August 19, 2010 at three-thirty o’clock (3:30) P.M., local time, and any adjournment or postponement thereof with all the powers the undersigned would possess if personally present.
In the absence of instructions to the contrary, this proxy confers authority to the vote and will be voted “For” each proposal listed. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors.
If you do attend the Special Meeting, you may then withdraw your proxy. The proxy may be revoked at any time prior to its exercise.
Continued and to be signed on reverse side